INVESTOR PRESENTATION November 2023 Civic Lofts – Denver, CO

OUR MISSION To provide a great home— for our residents, our team members, and our investors. OUR VISION To be the premier provider of apartment homes in vibrant communities by focusing on integrity and serving others. 71 France – Edina, MN MISSION & VISION 3centerspacehomes.com

COMPANY OVERVIEW


Differentiated
Multifamily Market Exposure
13,088(1)
Apartments owned and operated
Key Indices
S&P SmallCap 600
MSCI US REIT
Russell 2000
NYSE: CSR
$2.1 Billion(2)
Total capitalization

RESULTS
INNOVATION
SERVICE
ENGAGEMENT

RISE is Centerspace's commitment to Results, Innovation, Service, and Engagement. It is how we monitor and measure our performance in our quest to provide a great home – for our residents, our team, and our investors.

(1) Adjusts for October 2023 acquisition of Lake Vista
(2) See page 11 for breakdown

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TO EXECUTE THIS, WE FOCUS ON: CENTERSPACE is guided by the north star of increasing distributable cash flow Exceptional customer experience Diverse talent to enable a culture of engagement Enhancing efficiencies by scaling the business Managing the balance sheet to maximize financial flexibility Investing in high-quality and efficient rental communities Leveraging technology and systems Environmental, Social, Governance (ESG) CASH FLOW GROWTH FOCUS 5centerspacehomes.com

centerspacehomes.com Source: S&P Capital IQ, Compass Point Research & Trading, LLC 1. Based on Q3 2023 balance sheet adjusted for Lake Vista transaction CSR Share price is based upon market close on November 6, 2023 Trading at ~30% discount to consensus NAV per share ~$151,300 implied value per home at current share price(1) CSR Share Price Analyst NAV Range Consensus NAV $45.00 $50.00 $55.00 $60.00 $65.00 $70.00 $75.00 $80.00 $85.00 $74.09 $79.27 $65.00 $52.14 RESULTS – ATTRACTIVE VALUATION RELATIVE TO PRIVATE MARKET Lakeside Village – Lincoln, NE 6

centerspacehomes.com 7 Q3 YTD 2023 -------------------2023 Guidance Range-------------------- Actual Low Mid-Point High Revenues 8.3% 7.00% 7.25% 7.50% Expenses 6.6% 4.00% 4.25% 4.50% NOI 9.5% 9.00% 9.25% 9.50% Net Income $2.96 $2.90 $3.23 $3.56 FFO $3.15 $4.20 $4.24 $4.27 Core FFO $3.56 $4.63 $4.67 $4.71 Same-Store Growth Per Share Other Key Assumptions Cascade Shores Townhomes + Flats – Rochester, MN RESULTS – 2023 FINANCIAL OUTLOOK  Same-store capital expenditures of $1,000 per home to $1,050 per home  Value-add expenditures of $30.0 million to $31.5 million  Full year dispositions of $226.8 million  Full year acquisitions of $94.5 million

centerspacehomes.com 8 Q4 2022 Q1 2023 Q2 2023 Q3 2023 QTD 2023 Occupancy 94.5% 94.8% 95.1% 94.4% 94.2% Expirations 15.0% 16.4% 30.1% 36.2% 7.9% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% $1,200 $1,250 $1,300 $1,350 $1,400 $1,450 $1,500 $1,550 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 SAME STORE LEASING Avg Rent Occupied New % Change Renewal % Change Blended % Change Note: Data represents 2023 Same Store pool. Occupancy represents weighted average physical occupancy. Information is through October 31, 2023 RESULTS – PORTFOLIO STABILITY & RESILIENCY Centerspace has grown average rents even in volatile economic times

centerspacehomes.com 9 SAME STORE LEASING UPDATE Note: QTD leasing spreads are through October 31, 2023 RESULTS – RENEWAL LEASING SPREADS CONTINUE TO HOLD 1.5% 2.3% 5.0% 2.2% -3.0% 7.4% 5.8% 4.7% 4.8% 4.9% 4.0% 3.8% 4.8% 3.8% 0.7% Q4 2022 Q1 2023 Q2 2023 Q3 2023 QTD 2023 New Renewal Blended Oxbo – St. Paul, MN

centerspacehomes.com 10 -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 2023 vs 2022 Year-to-Date Rental Rate Growth New Lease Rents Renewal Rents Market % of Total NOI Minneapolis, MN 34.1% Denver, CO 22.6% North Dakota 11.2% Rochester, MN 9.5% Other Mountain West 8.6% Omaha, NE 5.4% St. Cloud, MN 5.4% Fort Collins, CO 3.3% Total 100.0% Note: NOI contribution is Q3 2023 multifamily only excluding Minot disposition and including Lake Vista acquisition. Rental rate growth is January 1 – November 7, 2022, compared to January 1 – November 7, 2023 Blended Rent 3.4% 2.6% 7.3% 8.3% 3.5% 3.9% 2.1% 4.1% RESULTS – NOI COMPOSITION & RENTAL RATE GROWTH Palisades Apartments – Roseville, MN 2023 vs 2022 Year-To-Date Ren al Rate Growt

centerspacehomes.com 11 Common Equity 52% Secured Debt 29% Unsecured Debt 14% Series C Preferred 4% Series D Preferred 1%*Share price $60.26 as of 9/30/2023 Diversified Permanent Capital Base $2.1B Total Capitalization (1) $895M Total Debt $1.1B Common Equity $110M Preferred Equity % of Total Maturing 0.0% 0.0% 3.4% 11.6% 5.6% 12.9% 11.7% 9.5% 22.0% 2.8% 8.8% 1.7% 10.0% Weighted Average Interest Rate (3) N/A N/A 3.7% 3.6% 3.5% 3.1% 4.0% 2.6% 3.2% 2.7% 2.9% 2.8% 5.0% Low Maturities through 2025 (1) Most Recent Quarter Wtd Avg Int Rate 3.46% & Wtd Avg Maturity 6.71 Years (in thousands, except percentages) (1) Data is as of 9/30/2023, adjusted for metrics associated with the October 2023 acquisition of Lake Vista (2) Net debt is the total outstanding debt balance less cash and cash equivalents. Adjusted EBITDA is annualized for periods less than one year. Net debt and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within the Reconciliation to Non-GAAP Financial Measures section in the Appendix (3) Weighted average interest rate reflects interest expense only and excludes any facility fees 6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2020 2021 2022 2023 Quarterly Net Debt / Annualized Trailing EBITDA(1, 2) 4-Quarter Moving Average Most Recent Quarter Pro forma RESULTS – BALANCE SHEET POSITIONED FOR GROWTH $30,634 $103,612 $49,993 $65,874 $29,468 $147,282 $78,850 $89,568 $50,000 $75,000 $85,000 $50,000 $25,000 $15,000 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Mortgage LOC Private Placement

centerspacehomes.com 12  Acquired 34 communities for $1.5 billion through unique deal structuring which has provided a competitive advantage in transaction market  $580 million of dispositions as we have reduced our exposure to less efficient communities in lower-growth markets 2017 Today(1) Communities 100 72 Homes 13,212 13,088 Homes per Community 132 182 Average Monthly Rent $980 $1,538 % of NOI in 50 Largest MSAs 13% 57% % of NOI by Market – Today vs 2017 (1) Q3 2023 multifamily only excluding Minot disposition and including Lake Vista acquisition 0% 10% 20% 30% 40% Today 2017 INNOVATION – PORTFOLIO IMPROVEMENT SINCE 2017 Improvement since 2017 driven by disciplined capital allocation and creative deal structuring $972.5M $435.9M $92.9M Acquisition Structure Cash OP Unit Development While similar in total number of homes, investment and disposition activity has resulted in a more efficient and higher quality portfolio

centerspacehomes.com MARCH 2023 DISPOSITIONS MINNEAPOLIS, MN; ST. CLOUD, MN; OMAHA, NE; LINCOLN, NE Communities 9 Homes 1,567 Avg. Monthly Rent/Home $1,002 Homes/Community 174 Avg Age (Years) 48 NOI Margin 38.8% SEPTEMBER 2022 ACQUISITION DENVER, CO Communities 1 Homes 215 Avg. Monthly Rent/Home $2,124 Homes/Community 215 Avg Age (Years) 1 NOI Margin 67.0% The acquisition and disposition transactions drive operating platform efficiency and improve portfolio quality – recycling capital from communities with lower rent, lower margin, and higher capex needs into a brand-new community with higher rents and margin in a target submarket of Denver INNOVATION – RECENT CAPITAL RECYCLING CONTINUES UPGRADE OF PORTFOLIO QUALITY & MARKET EXPOSURE Average capitalization rate of the March 2023 dispositions was 5.3% 13

centerspacehomes.com SEPTEMBER 2023 DISPOSITIONS MINOT, ND Communities 4 Homes 712+ 50k SF office Avg. Monthly Rent/Home $1,071 Homes/Community 178 Avg Age (Years) 23 NOI Margin 59.0% OCTOBER 2023 ACQUISITION FORT COLLINS, CO Communities 1 Homes 303 Avg. Monthly Rent/Home $1,866 Homes/Community 303 Avg Age (Years) 12 NOI Margin 67.9% The Fort Collins, CO, acquisition will enter us into a new market, create a broader geographic footprint in Colorado and leverage regional operating scale we have built in the region Minot, ND, dispositions exit us from that market driving operating platform efficiency and improving portfolio quality by recycling capital from communities with lower rent, lower margin, and higher capex needs into a newer vintage community with higher rents and margin INNOVATION – RECENT CAPITAL RECYCLING CONTINUES UPGRADE OF PORTFOLIO QUALITY & MARKET EXPOSURE The capitalization rate for the mixed-use Minot dispositions was 7.0% (5.1% on multifamily assuming a capitalization rate of 12% for the office component). The capitalization rate for the Fort Collins acquisition was 5.0% 14

centerspacehomes.com DEMOGRAPHIC AND ECONOMIC CONSIDERATIONS MULTIFAMILY FUNDAMENTALS CONSIDERATIONS OTHER CONSIDERATIONS Population Trends Population Characteristics Labor Force Health Employment Economic Composition Rents Occupancy Market Size and Liquidity Supply and Demand General Housing Environment Focused in-market relationships Business and regulatory environment Operating platform scale Cultural vibrancy We assess our portfolio on a quarterly basis to determine relative performance and outlook of our existing communities. Disposition focus is placed on communities that recurringly screen in the bottom tier of our portfolio. Sustainability INNOVATION – APPROACH TO INVESTMENTS & DISPOSITIONS 15

centerspacehomes.com 16Regency Park – St Cloud, MN GEOGRAPHIC FOCUS (% OF UNITS) 24% 3% 5% 9% 6% 76% 21% 6% 43% 54% 4% 100% 27% 15% 31% 22% 7% 5% 86% 34% 70% 20% 72% 25% 78% 91% 18% 19% 7% 21% 11% 24% 5% 75% 3% 30% 19% 17% 15% 95% Mountain West Midwest West Southeast & Texas Mid-Atlantic Northeast Source: SNL INNOVATION – GEOGRAPHIC DIFFERENTIATION PUBLIC MULTIFAMILY REIT MARKET OVERVIEW

centerspacehomes.com 17  29 CSR communities, 4,916 homes, scaled portfolio with opportunities in operating partnership unit transactions, mezzanine financing and development participation, and capital recycling  16th largest MSA, 3.7M population  15 Fortune 500 companies headquartered  Diversified economy with large presence of healthcare, finance, food production and retail employers  $91,341 median household income is 22% higher than the United States median  113,273 forecasted job additions between 2020-2030 (+6.2%) MARKET HIGHLIGHTS Noko: 130-home community built in 2021 with 24k SF grocer adjacent to Lake Nokomis CSR Portfolio NOI % 34% CSR Minneapolis Portfolio Average Rent $1,504 CSR YTD Average Annual Income $97,496 CSR YTD Rent-to- Income Ratio 22.6% CSR Q3 2023 Minneapolis Portfolio Occupancy % 94.3% Median Home Value $378,349 Unemployment Rate 2.7% 10% 31% 59% Location By NOI Urban Core Inner Ring Outer Ring 39% 61% Asset Class Class A Class B INNOVATION – COMPETITIVE ADVANTAGE IN MINNEAPOLIS CSR HIGHLIGHTS

centerspacehomes.com 18  7 CSR communities, 2,104 homes, entered Denver Q4 2017 and achieved critical mass  19th largest MSA, 3.0M population  21 Fortune 1,000 companies headquartered in Colorado  Diversified economy with large presence of aviation/aerospace, healthcare, telecommunications and tech employers  $98,975 median household income is 32% higher than the United States median  364,311 forecasted job additions between 2020-2030 (+23.2%) MARKET HIGHLIGHTS Lyra: 215-home community in Centennial; 2022 built in Denver’s SE Business Corridor CSR Portfolio NOI % 23% CSR Denver Portfolio Average Rent $1,976 CSR YTD Average Annual Income $125,058 CSR YTD Rent-to- Income Ratio 23.7% CSR Q3 2023 Denver Portfolio Occupancy % 94.8% Median Single-Family Home Value $597,060 Unemployment Rate 3.3% 100% Asset Class Class A 41% 59% Location By NOI Urban Suburban INNOVATION – GROWTH IN DENVER CSR HIGHLIGHTS

INNOVATION – PROVIDING DIFFERENTIATED EXPOSURE

Portfolio hallmarks include low unemployment rates, affordability of rents, resident financial strength, and diversified economies

Region	% of NOI(1)	Population	Market Homes	Median Household Income	Unemployment Rate	3-Month Avg Job Growth	Median Single-Family Home Value	Trailing 12-Month Deliveries(4)	Market Vacancy(4)	YoY Market Rent Growth(4)	Homes Under Construction / % of Stock(4)	Centerspace YTD Avg Annual Income(5)	Centerspace YTD Rent-To-Income Ratio(5)
Minneapolis, MN	34.1%	3,693,729	268,261	$91,341	2.7%	1.7%	$378,349	8,424	6.9%	1.2%	14,967 / 5.6%	$97,496	22.6%
Denver, CO	22.6%	2,985,871	290,693	$98,975	3.3%	0.3%	$597,060	11,341	8.0%	0.6%	32,446 / 11.2%	$125,058	23.7%
North Dakota (2)	11.2%	237,990	16,694	$72,162	1.5%	1.0%	$296,282	424	4.4%	3.9%	0 / 0.0%	$97,156	20.9%
Rochester, MN	9.5%	228,073	10,796	$85,369	2.1%	3.0%	$315,595	502	8.5%	0.8%	662 / 6.1%	$122,535	22.3%
Other Mountain West (3)	8.6%	335,367	14,413	$74,529	2.1%	0.1%	$375,660	2,083	10.3%	2.4%	652 / 4.5%	$83,586	22.5%
Omaha, NE	5.4%	976,671	81,154	$79,638	2.3%	1.4%	$280,100	2,597	6.0%	4.2%	2,485 / 3.1%	$94,989	20.8%
St. Cloud, MN	5.4%	201,868	15,755	$71,370	2.3%	0.9%	$291,483	313	3.7%	3.1%	130 / 0.8%	$89,423	21.5%
Fort Collins, CO	3.3%	366,778	17,346	$88,403	2.9%	2.6%	$559,986	0	5.4%	1.6%	1,570 / 9.1%	TBD	TBD

Note: Median household income, unemployment rate, 3-month avg job growth, median home value, CSR avg annual income, and CSR rent-to-income ratio are weighted by NOI contribution of metro/micro market within North Dakota and Other Mountain West. Market vacancy and rent growth are weighted by total inventory of homes in each metro/micro market. All other data is summation of each metro/micro market

Sources: US Census Bureau, Bureau of Labor Statistics, FRED, Zillow, CoStar
(1) Q3 2023 multifamily only excluding Minot disposition and including Lake Vista acquisition
(2) Includes Bismarck, ND and Grand Forks, ND
(3) Includes Billings, MT and Rapid City, SD
(4) As of Q3 2023
(5) Yardi Resident Screening data for approved applicants as of 10/31/2023

- 715k apartment homes in CSR portfolio markets, set against 22M total apartment homes in United States
- Centerspace resident rent-to-income ratio of approximately 21%-24% by market compares to 30% United States median rent-to-income ratio

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INNOVATION – PORTFOLIO COMPARES FAVORABLY ON UNEMPLOYMENT & SUPPLY

Creditworthiness of residents produces strong rent collection rates; low unemployment in Centerspace portfolio markets can insulate performance in recessionary conditions


September 2023 Weighted Average Unemployment Rate
State Unemployment Rate Weighted by Home Count
2.8%
3.4%
3.4%
3.4%
3.5%
3.6%
3.6%
3.8%
3.8%
3.9%
4.5%
CSR
MAA
IRT
AIRC
UDR
CPT
NXRT
AVB
United States
EQR
ESS

Sources: SNL, BLS

- Low unemployment in our portfolio relative to all housing sectors- apartment, manufactured housing, and single-family rentals, is leading to strong collection rates
- Centerspace's portfolio has the lowest weighted average unemployment rate among public multifamily companies across its markets

Measured supply pipeline in Centerspace portfolio markets allows the ability to drive rent growth and retain occupancy


Q3 2023 Weighted Average Under Construction % of Inventory
MSA Under Construction % Weighted by Home Count
3.5%
4.7%
4.7%
5.2%
6.1%
6.3%
7.3%
8.2%
8.8%
9.2%
ESS
EQR
AVB
CSR
UDR
AIRC
IRT
CPT
MAA
NXRT

Sources: SNL, CoStar

- Less competition from new supply allows the ability to push rents while maintaining occupancy
- Among public multifamily companies, Centerspace's markets have the fifth lowest number of homes under construction as a percentage of total market inventory

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centerspacehomes.com 0 20 40 60 80 100 120 140 $0 $5,000,000 $10,000,000 $15,000,000 $20,000,000 $25,000,000 $30,000,000 $35,000,000 2018 2019 2020 2021 2022 2023 Thru September 2018-2023 Value Add Spend Actual Spend 2023 Reforecast Achieved Premium U/W Cumulative Premium 1. Includes unit renovations, common area renovations, and other value add projects and calculated as incremental NOI divided by a 6.0% cap rate, net of capital investment. Incremental NOI of $13.7mm calculated as total cost-to-date of $87.5mm multiplied by ROI of 15.7% 2. Midpoint of $30.0mm-31.5mm range noted in most recent FFO Guidance released with Q3 2023 earnings Centerspace’s past and current projects have generated a 15.7% return on investment, resulting in over $229 million of incremental value creation(1) Blended U/W premium in 2023 was $103 per unit, achieved $118 Spend increased from $2.7mm in 2018 to $30.8mm in 2022 to a forecasted $30.8mm(2) in 2023 INNOVATION – HISTORICAL VALUE-ADD GROWTH 21

INNOVATION - VALUE CREATION

($ IN MILLIONS)	VALUE ADD PIPELINE (UNITS)[1]						
	UNIT RENOVATIONS		COMMON AREAS RENOVATIONS				
	CURRENT	IDENTIFIED PIPELINE	CURRENT	IDENTIFIED PIPELINE	REMAINING SMART HOME PIPELINE	TOTAL	PROJECTS FOR LONGER TERM CONSIDERATION
UNITS IMPACTED	4,166	1,531	5,998 25 properties	3,092 18 properties	13,088		7,470
Completed to Date	3,272	-	4,046 17 properties	-	2,417		-
Remaining Units to Renovate	986	1,531	1,952 8 properties	3,092 18 properties	10,671		7,470
Remaining Value Add Costs[2]	$14-16	$22-24	$13-17	$20-26	$16-19	$85-102	$108-120
Future Incremental NOI[3]	$2.7-2.9	$4.1-4.6	$1.3-1.7	$2.1-2.7	$3.4-4.0	$13.6-15.9	$20.1-22.2
Future Identified Value Creation Opportunity[4]	$30-33	$47-51	$9-12	$15-19	$41-48	$142-164	$227-251
Incremental Value created per share[5]						$7.77-$8.99	

1. Value add pipeline data is as of September 30, 2023, adjusted for acquisition of Lake Vista in October. These projections include forward-looking information
2. Illustrative estimated cost / unit ranging from $14,500 to $16,000 | Common Area $6,500 - $8,500 | Smart Home $1,500 - $1,750
3. Illustrative 18.6% annual ROI based on Centerspace's historical, units-only return | 10.4% ROI based on Common-Area Return | 21.4% based on Smart Home return
4. Calculated as Incremental NOI divided by 6.0% cap rate, net of capital invested
5. Calculated as Incremental Value Creation divided by Weighted average shares and units – diluted of 18,246,000 for the Three Months Ended 9/30/2023

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centerspacehomes.com * BEGINNING MIDDLE END *Illuminate by Nancy Duarte and Patti Sanchez Beginning the journey Training in new methods and developing Standard Operating Procedures Starting to see initial results Accelerating knowledge Approaching steady state and evaluating how we maximize the benefits Cycle continues for each new product SERVICE – TECHNOLOGY & OPERATING PLATFORM INITIATIVES 23

SERVICE – TECHNOLOGY IMPLEMENTATION CASE STUDIES

SmartRent

- Smart home solutions and connectivity platform that includes integrated smart locks, connected thermostats, leak sensors, and app access from resident smartphones granting in-home control
- Piloted at ten communities to date with positive results
- Phase 2 implementation in process which includes 38 additional communities with ~8,400 homes
- Phase 2 implementation expected to generate $3M+ increase in cash flow primarily from rent premiums and savings on water leaks
- Saves team member time from not having to change locks on move-in and move-out
- Monitors vacant apartments and decreases utility costs

MeetElise

Powerful AI for smarter leasing

- Artificial Intelligence (AI) platform that manages electronic communication with prospects by answering emails, texts, and chats
- Implemented Meet Elise portfolio-wide in April 2022
- Since implementation, Meet Elise has interacted with 135,000+ prospects and scheduled 18,000+ appointments
- Saves team members time from communicating with prospects and ensures we are promptly responding to every prospect
- Contributed to ~650 basis point increase in lead-to-appointment ratio from 24.8% Q1 2022 to 31.3% Q1 2023

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centerspacehomes.com 25 69.49 63.3 58 60 62 64 66 68 70 Centerspace ORA Score National Property Average ORA Score 2023 J Turner ORA Score (As of 11/1/2023) ORA TOP PERFORMERS Red 20 Apartments in Minneapolis, MN and Ironwood Apartments in New Hope, MN were named to the 2022 Elite 1% in the J Turner Research 2022 ORA Power Rankings report. This report highlights the nation’s top 1% of communities ranked by ORA. 3.38 3.49 3.51 3.61 3.79 3.25 3.35 3.45 3.55 3.65 3.75 3.85 01/01/2020 01/01/2021 01/01/2022 01/01/2023 1 1/01/2023 LIFETIME AVERAGE REPUTATION SCORES* (Overal l Scale of 5 .0) *All Current Properties Red 20 Ironwood SERVICE – ENHANCING CUSTOMER EXPERIENCE IS A CORE GOAL

centerspacehomes.com 26 ENVIRONMENTAL SOCIAL GOVERNANCE • Established formal ESG targets and published them for the first time in the 2022 annual report • Participated in the GRESB annual assessment to identify risks and opportunities and benchmark performance amongst real estate peers • Created ENERGY STAR portfolios for 100% of our portfolio to ensure we comply with environmental laws and regulations • Maintain a Supermajority Independent Board with 87.5% of board members being independent • Senior leadership team is 55.6% female, with Centerspace placed on the prestigious Honor Roll for the Minnesota Census of Women in Corporate Leadership for the third consecutive year • Received a #1 governance score from Institutional Shareholder Services • Donated $77,196 to national, regional, and diversity-promoting charities • Named a Top Workplace by the Minneapolis Star Tribune for the fourth consecutive year • Maintain a strong Diversity, Equity, and Inclusion committee that upholds our DE&I Corporate Policy • Team members completed 1,676 volunteer hours in 2022 LEADING ORGANIZATION IN DIVERSITY, EQUITY, AND INCLUSION TOP WORKPLACE FOR FOUR CONSECUTIVE YEARS SEVEN MADACS AWARDS IN 2023 ENGAGEMENT – ESG HIGHLIGHTS AWARDS & RECOGNITION

centerspacehomes.com 27 EXECUTIVE MANAGEMENT TEAM Anne Olson President & CEO Bhairav Patel EVP & CFO ISS rated top score of 1 - indicating highest quality corporate governance practices and lowest governance risk SENIOR LEADERSHIP TEAM Susan Picotte SVP, Asset Management & Operations Support Jim Mitchell VP, Facilities Kelly Weber VP, Marketing & Communications Grant Campbell SVP, Investments Jean Denn SVP, Operations Julie Ellis SVP, Chief Accounting Officer Julie Letner SVP, Talent and Culture Brad Abel VP, Information Technology Joe McComish VP, Finance ENGAGEMENT – BEST-IN-CLASS GOVERNANCE

centerspacehomes.com GEOGRAPHIC DIFFERENTIATION VALUE KEY TAKEAWAYS PROVEN EXECUTION 28

centerspacehomes.com 29 APPENDIX

centerspacehomes.com 30 RECONCILIATION TO NON-GAAP MEASURES Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds From Operations and Core Funds From Operations Centerspace believes that FFO, which is a non-GAAP financial measure used as a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding its operating performance, primarily because its calculation does not assume that the value of real estate assets diminishes predictably over time, as implied by the historical cost convention of GAAP and the recording of depreciation. Centerspace uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding: • depreciation and amortization related to real estate; • gains and losses from the sale of certain real estate assets; • impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity; and • similar adjustments for partially owned consolidated real estate entities. The exclusion in Nareit’s definition of FFO of gains and losses from the sale of real estate assets and impairment write-downs helps to identify the operating results of the long-term assets that form the base of the company's investments, and assists management and investors in comparing those operating results between periods. Due to the limitations of the Nareit FFO definition, Centerspace has made certain interpretations in applying this definition. The company believes that all such interpretations not specifically identified in the Nareit definition are consistent with this definition. Nareit’s FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT’s main business are excluded from FFO and a REIT has the option to exclude impairment write-downs of assets that are incidental to its main business. While FFO is widely used by Centerspace as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund all cash flow needs, including the ability to service indebtedness or make distributions to shareholders. Core Funds from Operations (“Core FFO”) is FFO as adjusted for non-routine items or items not considered core to business operations. By further adjusting for items that are not considered part of core business operations, the company believes that Core FFO provides investors with additional information to compare core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income, or any other GAAP measurement of performance, but rather should be considered an additional supplemental measure. Core FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund the company's cash needs, including its ability to service indebtedness or make distributions to shareholders. Core FFO is a non-GAAP and non-standardized financial measure that may be calculated differently by other REITs and should not be considered a substitute for operating results determined in accordance with GAAP.

RECONCILIATION TO NON-GAAP MEASURES

	Three Months Ended (in thousands)				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Funds From Operations					
Net (loss) income available to common shareholders	$ 6,167	$ (3,470)	$ 41,964	$ (3,613)	$ (2,130)
Adjustments:					
Noncontrolling interests – Operating Partnership and Series E preferred units	1,204	(712)	8,566	(753)	(439)
Depreciation and amortization	24,697	24,371	25,993	25,768	23,720
Less depreciation – non real estate	(56)	(89)	(91)	(91)	(94)
Less depreciation – partially owned entities	(20)	(19)	(19)	(19)	(18)
Loss (gain) on sale of real estate and other assets	(11,235)	71	(60,159)	(14)	—
FFO applicable to common shares and Units	$ 20,757	$ 20,152	$ 16,254	$ 21,278	$ 21,039
Adjustments to Core FFO:					
Non-cash casualty (gain) loss	854	(52)	13	20	46
Technology implementation costs[1]	—	—	—	89	234
Interest rate swap termination, amortization, and mark-to-market	324	159	138	104	204
Amortization of assumed debt	(116)	(116)	(116)	(117)	(116)
Pursuit costs	—	—	5	137	38
Severance and transition related costs	—	(19)	3,199	—	—
Loss on litigation settlement and one-time trial costs[2]	34	3,201	—	—	—
Other miscellaneous items[3]	(129)	(22)	49	(28)	17
Core FFO applicable to common shares and Units	$ 21,724	$ 23,303	$ 19,542	$ 21,483	$ 21,462
FFO applicable to common shares and Units	$ 20,757	$ 20,152	$ 16,254	$ 21,278	$ 21,039
Dividends to preferred unitholders	160	160	160	160	160
FFO applicable to common shares and Units - diluted	$ 20,917	$ 20,312	$ 16,414	$ 21,438	$ 21,199
Core FFO applicable to common shares and Units	$ 21,724	$ 23,303	$ 19,542	$ 21,483	$ 21,462
Dividends to preferred unitholders	160	160	160	160	160
Core FFO applicable to common shares and Units - diluted	$ 21,884	$ 23,463	$ 19,702	$ 21,643	$ 21,622
Per Share Data					
Net income (loss) per share and Unit - diluted	$ 0.41	$ (0.23)	$ 2.76	$ (0.24)	$ (0.14)
FFO per share and Unit - diluted	$ 1.15	$ 1.11	$ 0.89	$ 1.16	$ 1.13
Core FFO per share and Unit - diluted	$ 1.20	$ 1.28	$ 1.07	$ 1.17	$ 1.15
Weighted average shares - basic	14,989	14,949	15,025	15,027	15,373
Effect of redeemable operating partnership Units	908	965	968	974	984
Effect of Series D preferred units	228	228	228	228	228
Effect of Series E preferred units	2,093	2,103	2,118	2,185	2,186
Effect of dilutive restricted stock units and stock options	28	24	20	9	30
Weighted average shares and Units - diluted	18,246	18,269	18,359	18,423	18,801

(1) Costs are related to a two-year implementation

(2) Consists of a $2.9 million loss on litigation settlement for a trial judgment entered against the Company and $371,000 in one-time trial costs related to the litigation matter for the nine months ended September 30, 2023

(3) Consists of (gain) loss on investments

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RECONCILIATION TO NON-GAAP MEASURES

Reconciliation of Net Income (Loss) Available to Common Shareholders to Adjusted EBITDA

Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain or loss on sale of real estate and other investments, impairment of real estate investments, gain or loss on extinguishment of debt, gain or loss from involuntary conversion, and other non-routine items or items not considered core to business operations. Adjusted EBITDA is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP. The company considers Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, financing costs, or non-operating gains and losses.

	Three Months Ended (in thousands)				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Adjusted EBITDA					
Net income (loss) attributable to controlling interests	$ 7,774	$ (1,863)	$ 43,571	$ (2,006)	$ (523)
Adjustments:					
Dividends to Series D preferred unitholders	160	160	160	160	160
Noncontrolling interests – Operating Partnership and Series E preferred units	1,204	(712)	8,566	(753)	(439)
Income (loss) before noncontrolling interests – Operating Partnership and Series E preferred units	$ 9,138	$ (2,415)	$ 52,297	$ (2,599)	$ (802)
Adjustments:					
Interest expense	8,542	8,626	10,305	9,589	7,856
Depreciation/amortization related to real estate investments	24,675	24,351	25,971	25,747	23,699
Non-cash casualty (gain) loss	854	(52)	13	20	46
Interest income	(187)	(248)	(92)	(92)	(82)
(Gain) loss on sale of real estate and other investments	(11,235)	71	(60,159)	(14)	—
Technology implementation costs[1]	—	—	—	89	234
Pursuit costs	—	—	5	137	38
Severance and transition related costs	—	(19)	3,199	—	—
Loss on litigation settlement and one-time trial costs[2]	34	3,201	—	—	—
Other miscellaneous items[3]	(129)	(22)	49	(28)	17
Adjusted EBITDA	$ 31,692	$ 33,493	$ 31,588	$ 32,849	$ 31,006

(1) Costs are related to a two-year implementation
(2) Consists of a $2.9 million loss on litigation settlement for a trial judgment entered against the Company and $371,000 in one-time trial costs related to the litigation matter for the nine months ended September 30, 2023
(3) Consists of (gain) loss on investments

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